EXHIBIT 21

             ARTESIAN RESOURCES CORPORATION AND SUBSIDIARY COMPANIES

                           Subsidiaries of Registrant

The following list includes the Registrant and all of its subsidiaries as of December 31, 2004. The voting equity interests of each company shown is owned, to the extent indicated by the percentage, by the company immediately above, which is not indented to the same degree. All subsidiaries of the Registrant appearing in the following table are included in the consolidated financial statements of the Registrant and its subsidiaries.

                                                                      Percentage of Voting
          Name of Company                  State of Incorporation    Equity Interests Owned
---------------------------------------    ----------------------    ----------------------
Artesian Resources Corporation                       Delaware
   Artesian Water Company, Inc.                      Delaware                100
   Artesian Water Pennsylvania, Inc.                 Pennsylvania            100
   Artesian Development Corporation                  Delaware                100
   Artesian Wastewater Management, Inc.              Delaware                100
   Artesian Utility Development, Inc.                Delaware                100
     AquaStructure Delaware, L.L.C.                  Delaware                33 1/3

                         ARTESIAN RESOURCES CORPORATION
                 SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS

                                          Balance at   Charged to     Charged                 Balance at
                                           Beginning    Costs and    to Other                   End of
              Additions                    Of Period     Expenses    Accounts    Deductions     Period
---------------------------------------   ----------   ----------    --------    ----------   ----------
Classification
For the Year Ended December 31, 2004
   Valuation allowance for deferred tax
   assets                                 $  512,000                             $   30,000   $  482,000
For the Year Ended December 31, 2003
   Valuation allowance for deferred tax
   assets                                 $  506,000                 $  6,000                 $  512,000
For the Year Ended December 31, 2002
   Valuation allowance for deferred tax
   assets                                 $  590,000                             $   84,000   $  506,000